UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9290 West Dodge Road, Suite 203

Omaha, NE 68114-3320

(Address principal executive offices)

Registrant’s telephone number, including area code: (402) 333-8330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On March 20, 2006, Great Western Bancorporation, Inc. (Great Western) redeemed $28,453,610 of Debentures from GWB Capital Trust II. GWB Capital Trust II redeemed all outstanding Common Securities (85,361 shares) and Preferred Securities (2,760,000 shares) at the $10 par value plus accumulated and unpaid distributions. Great Western owned 100% of the Common Securities. The accumulated and unpaid distributions on the Common and Preferred Securities on March 20, 2006 were $11,559 and $373,750, respectively. The total distributions for the redemption of the Common Securities were $865,169 and the total distributions for the Preferred Securities were $27,973,750. The distributions were made from cash on hand.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by this item is included in Item 1.02 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

By:	/s/ DANIEL A. HAMANN
Daniel A. Hamann, President

Date: March 21, 2006